UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 28, 2006

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
( Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2006, Jupitermedia Corporation, a Delaware corporation (the “Registrant”), sold its JupiterResearch business division to JupiterResearch, LLC, a Delaware limited liability company (“Purchaser”) pursuant to an Asset Purchase Agreement, dated March 28, 2006, by and among the Registrant, internet.com Limited, an entity organized under the laws of England and Wales, Jupitermedia GmbH, an entity organized under the laws of Germany (internet.com Limited and Jupitermedia GmbH are subsidiaries of the Registrant) and Purchaser (the “Purchase Agreement”). The Purchaser is a subsidiary of JupiterKagan, Inc., which is a portfolio company of MCG Capital Corporation. JupiterResearch provides research and consulting services regarding the Internet and emerging consumer technologies including services such as subscription-based syndicated research, custom research and consulting, Web site review and assessment and fee-based speakers.

The consideration paid to the Registrant pursuant to the Purchase Agreement (which was determined as a result of arms’ length negotiations) consisted of cash in the amount of $10,100,000 and the assumption of certain liabilities. The purchase price is subject to adjustment after the closing date based on the adjusted net current assets of the JupiterResearch business division as of the closing date.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the transactions contemplated by the Purchase Agreement, the Registrant entered into an Amendment No. 1 (the “Amendment”), dated as of March 28, 2006, to the Credit Agreement, dated as of December 22, 2005, among the Registrant, the Lenders party thereto, LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Pursuant to the Amendment, the Credit Agreement was amended to permit the sale of JupiterResearch.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 28, 2006, the Registrant consummated the transactions contemplated by the Purchase Agreement. The transactions are more fully described in Item 1.01 of this Current Report. The Purchase Agreement (as defined in Item 1.01 of this Current Report) is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 29, 2006, the Registrant issued a press release announcing the closing of transactions contemplated by the Purchase Agreement. The transactions are more fully described in Items 1.01 and 2.01 of this Current Report. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits:

10.1 Asset Purchase Agreement, dated as of March 28, 2006, by and among Jupitermedia Corporation, a Delaware corporation, internet.com Limited, an entity organized under the laws of England and Wales, Jupitermedia GmbH, an entity organized under the laws of Germany and JupiterResearch, LLC, a Delaware limited liability company.

10.2 Amendment No. 1, dated as of March 28, 2006 to the Credit Agreement among Jupitermedia Corporation, a Delaware corporation, the Lenders party thereto, LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (as amended, supplemented or otherwise modified from time to time).

99.1 Press Release, dated March 29, 2006, of Jupitermedia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By:	/s/ Christopher S. Cardell
Name: Title:	Christopher S. Cardell President

Date: March 31, 2006

EXHIBIT INDEX

Exhibit:

10.1	Asset Purchase Agreement, dated as of March 28, 2006, by and among Jupitermedia Corporation, a Delaware corporation, internet.com Limited, an entity organized under the laws of England and Wales, Jupitermedia GmbH, an entity organized under the laws of Germany and JupiterResearch, LLC, a Delaware limited liability company.

10.2	Amendment No. 1, dated as of March 28, 2006 to the Credit Agreement among Jupitermedia Corporation, a Delaware corporation, the Lenders party thereto, LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (as amended, supplemented or otherwise modified from time to time).

99.1	Press Release, dated March 29, 2006, of Jupitermedia Corporation.